UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction	(Commission file No.)	(IRS Employer
of incorporation)		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
 (Address of principal executive offices)      (Zip code)

                 516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2010, the Board of Directors of One Liberty Properties, Inc. (the “Company”) approved a Pay-For-Performance Program (the “Program”) pursuant to the Company’s 2009 Incentive Plan(the “Plan”) and made awards of restricted stock units (the “Units”) to ten of the Company’s officers, including all of its named executive officers.  The Board awarded an aggregate of 200,000 Units.  Each Unit relates to one share of the Company’s common stock, par value $1.00 per share.  The purpose of the Program is to further align the interests of senior management with those of the Company’s stockholders by instituting a long-term “pay-for-performance” structure that encourages the creation of stockholder value.  The following summary of the Program is qualified in its entirety by reference to the form of Performance Awards Agreement, a copy of which is filed as an exhibit hereto.

Performance Cycle
The Units have a performance cycle of seven years, commencing as of July 1, 2010 and terminating on June 30, 2017.  During such seven year period, no dividends shall be paid on the Units and Units shall not provide the holder with any voting rights.

In the event that the performance criteria described below are satisfied in full at June 30, 2017, the completion of the seven year period, each Unit shall vest and one share of the Company’s common stock will be issued for each Unit.  In the event that at June 30, 2017, less than the maximum performance criteria described below are satisfied, but in excess of the minimum criteria, a pro-rata portion of the Units will vest and one share of the Company’s common stock will be issued for each Unit that vests.  In the event that the performance criteria described below are not satisfied in whole or in part at June 30, 2017, the Units will,with specified exceptions,be forfeited and no shares of the Company’s common stock will be issued.

If any awardee, prior to June 30, 2017, (i) retires (as such term is defined in the Plan), (ii) dies or (iii) becomes disabled (as such term is defined in the Plan) then if:

(a)           the performance criteria described below are satisfied in full at June 30, 2017, such awardee, his estate, guardian, or personal representative, as the case may be, shall be entitled to receive such awardee’s pro rata share of the Company’s common stock to be issued;

(b)           less than the maximum performance criteria described below are satisfied, but in excess of the minimum criteria, at June 30, 2017, such awardee, his estate, guardian or personal representative, as the case may be, shall be entitled to receive such awardee’s pro rata share of the Company’s common stock to be issued; and

(c)           the minimum performance criteria described below is not satisfied, at June 30, 2017, such awardee’s Units shall be forfeited and no shares of the Company’s common stock will be issued.

As used in subsections (a), (b) and (c), “pro-rata” is determined based upon the time period commencing on July 1, 2010 through the date of the awardee’s retirement, death or disability, as the case may be.

In the event a “change of control” (as such term is defined in the Plan) occurs (i) after June 30, 2015, all awarded Units shall automatically vest and the underlying shares of the Company’s common stock will be issued and (ii) before June 30, 2015, a pro-rata number of the awarded Units (pro rata to be determined based upon the time period commencing July 1, 2010 through the date of the change of control)shall automatically vest and the underlying shares of the Company’s common stock shall be issued.

Performance Criteria
The number of Units that vest, if any, will be determined by the Compensation Committee as soon as practicable after the completion of the seven year performance cycle using the following criteria:

Return on Capital:  One-half of the awarded Units, or an aggregate of 100,000 Units, are subject to a return on capital metric averaged for the period from July 1, 2010 – June 30, 2017.  In order for all of these Units to vest and the underlying 100,000 shares of the Company’s common stock be issued with respect to Units which vest, the average annualized return on capital for the seven year period must be at least 10%.  In order for a portion of these Units to vest and underlying shares of the Company’s common stock be issued with respect to the Units which vest, the average annualized return on capital for the period must exceed 8%.  If the average annualized return exceeds 8%, but is less than 10% for the seven year period, then a pro rata number of Units shall vest and the underlying shares of the Company’s common stock with respect to the Units which vest will be issued.  Return on capital is based upon AFFO.  AFFO is defined as funds from operations (FFO) determined in accordance with the National Association of Real Estate Investment Trusts definition, adjusted for straight-line rent accruals and amortization of lease intangibles.  Capital is defined as stockholders’ equity, plus depreciation and amortization, adjusted for intangibles.

Total Stockholder Return:  One-half of the awarded Units, or an aggregate of 100,000 Units, are subject to the Company’s total stockholder return averaged for the period from July 1, 2010 – June 30, 2017.  Each year commencing on July 1st through the following June 30th, total stockholder return for such year shall be calculated using the following formula: the closing price per share on the NYSE of the Company’s common stock at the end of the measuring period minus the closing price per share on the NYSE of the Company’s Common Stock at the start of the measuring period plus all dividends paid during the measuring period divided by the closing price per share on the NYSE of the Company’s Common Stock at the start of the measuring period shall equal total stockholders return for the measuring period.  Once total stockholders return has been calculated for all of the seven years in the performance cycle, an average of such seven year total stockholders return shall be calculated.  In order for all of these Units to vest and the underlying shares of the Company’s common stock be issued, the average annualized total stockholders return for the seven year period must be 13%, and for a portion of the Units to vest and the underlying shares of the Company’s common stock be issued, the average annualized total stockholder returns for the seven year period must exceed 10.25%.  If the average annualized total stockholder return exceeds 10.25%, but is less than 13% for the seven year period, then a pro rata number of Units shall vest and the requisite number of underlying shares of the Company’s common stock shall be issued.

Holding Period
No more than one-half of the shares of the Company’s common stock issued to a Participant pursuant to the Program may be sold within three years of receipt thereof (i.e., prior to June 30, 2020).  This holding requirement shall lapse upon a change of control and shall not apply to any Participant who (i) retires from the Company, (ii) dies or (iii) becomes disabled.

Claw-back Provision
In the event that the Company has or is required to file a Current Report on Form 8-K with respect to a restatement of its financial statements prior to or on the third anniversary of the vesting date and as a result of such restatement, the performance criteria set forth above would not have been satisfied, then the shares of common stock issued which should not have been issued, shall be redeemed by the Company and the Participant, or his guardian, representative, estate or beneficiary shall immediately deliver the applicable certificate or certificates representing such shares to the Company and execute all necessary documents to transfer such shares back to the Company.

Units Awarded to Named Executive Officers
The Company’s Board of Directors approved the following awards to our named executive officers under the Program:

Name and Title	Units Awarded
Patrick J. Callan, Jr. President and Chief Executive Officer	50,000

Lawrence G. Ricketts, Jr. Executive Vice President and Chief Operating Officer	40,000

Fredric H. Gould Chairman of the Board	14,286

David W. Kalish Senior Vice President and Chief Financial Officer	14,285

Mark H. Lundy Senior Vice President and Secretary	14,286

The grant date fair value of the Units awarded, which will be amortized over seven years, has not been finalized, but is estimated to range between $6.50 and $9.00 per Unit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Form of Performance Awards Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: September 15, 2010	By:	/s/ Simeon Brinberg
Simeon Brinberg,
Senior Vice President